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                                                                   Exhibit 10.4

Employment Agreement Dated as of March 6, 2000 between Scott J. Bendert and Sykes Enterprises, Incorporated.


                              EMPLOYMENT AGREEMENT


PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EXECUTIVE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION. CONSULT WITH YOUR LEGAL COUNSEL IF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT ARE NOT FULLY UNDERSTOOD BY YOU.

         THIS AGREEMENT is made as of the 1st day of March, 2000, by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Company"), and SCOTT J. BENDERT (the "Executive").

                             W I T N E S S E T H :

         WHEREAS, the Company desires to assure itself of the Executive's continued employment in an executive capacity; and

         WHEREAS, the Executive desires to be employed by the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company shall employ the Executive during the Term (as hereinafter defined) in such management capacities as may be assigned from time to time by the Company. The Executive accepts such employment and agrees to devote his best efforts and entire business time, skill, labor, and attention to the performance of such duties. The Executive agrees to promptly provide a description of any other commercial duties or pursuits engaged in by the Executive to the Company's Board of Directors. If the Board of Directors determines in good faith that such activities conflict with the Executive's performance of his duties hereunder, the Executive shall promptly cease such activities to the extent as directed by the Board of Directors. It is acknowledged and agreed that such description shall be made regarding any such activities in which the Executive owns more than 5% of the ownership of the organization or which may be in violation of Section 5 hereof, and that the failure of the Executive to provide any such description shall enable the Company to terminate the Executive for Cause (as provided in Section 6(c) hereof). The Company agrees to hold any such information provided by the Executive confidential and not disclose the same to any person other than a person to whom disclosure is reasonably necessary or appropriate in light of the circumstances. In addition, the Executive agrees to serve without additional compensation if elected or appointed to any office or position, including as a director, of the Company or any subsidiary or affiliate of the Company; provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

         2. TERM. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for termination set forth in
Section 6 hereof, the employment of the Executive under this Agreement shall commence on the effective date hereof and shall continue through and including the close of business on the date hereof as set forth on Exhibit A attached hereto and incorporated herein (such term shall herein be defined as the "Term"). The Executive agrees that some portions of this Agreement, including Sections 4, 5, and 6 hereof, will remain in force after the termination of this Agreement.

         3.       COMPENSATION.

                  (a) Base Salary and Bonus. As compensation for the Executive's services under this Agreement, the Executive shall receive and the Company shall pay a weekly base salary set forth on Exhibit A. Such base salary may be increased but not decreased during the Term in the Company's discretion based upon the Executive's performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company's executives. In addition to such base salary, the Executive shall be entitled during the Term to a performance bonus set forth on Exhibit A and to participate in and receive payments from, at the Company's election, other bonus and other incentive compensation plans, if any, as may be adopted by the Company.

                  (b) Payments. All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, federal income tax, state and local income tax, if any, and comparable laws and regulations.

                  (c) Other Benefits. The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by the Executive in the performance of the Executive's duties hereunder in accordance with the Company's standard policy regarding expense verification practices. The Executive shall be entitled to that number of weeks paid vacation per year that is available to other executive officers of the Company in accordance with the Company's standard policy regarding vacations and such other fringe benefits as may be set forth on Exhibit A and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance, and other executive benefits plans, if any, which the Company may from time to time make available to its executive officers generally.



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         4.       CONFIDENTIAL INFORMATION.

                  (a) The Executive has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Company, including, without limitation, confidential information with respect to the Company's technical data, research and development projects, methods, products, software, financial data, business plans, financial plans, customer lists, business methodology, processes, production methods and techniques, promotional materials and information, and other similar matters treated by the Company as confidential (the "Confidential Information"). Accordingly, the Executive covenants and agrees that during the Executive's employment by the Company (whether during the Term hereof or otherwise) and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive's duties hereunder, any Confidential Information obtained by the Executive while in the employ of the Company.

                  (b) The Executive agrees that all memoranda; notes; records; papers or other documents; computer disks; computer, video or audio tapes; CD-ROMs; all other media and all copies thereof relating to the Company's operations or business, some of which may be prepared by the Executive; and all objects associated therewith in any way obtained by the Executive shall be the Company's property. This shall include, but is not limited to, documents; computer disks; computer, video and audio tapes; CD-ROMs; all other media and objects concerning any technical data, methods, products, software, research and development projects, financial data, financial plans, business plans, customer lists, contracts, price lists, manuals, mailing lists, advertising materials; and all other materials and records of any kind that may be in the Executive's possession or under the Executive's control. The Executive shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during the Executive's employment or thereafter. The Executive covenants and agrees that the Executive will deliver all of the aforementioned documents and objects, if any, that may be in the Executive's possession to the Company upon termination of the Executive's employment, or at any other time at the Company's request.

                  (c) In any action to enforce or challenge these Confidential Information provisions, the prevailing party is entitled to recover its attorney's fees and costs.

         5. COVENANT NOT-TO-COMPETE AND NO SOLICITATION. Executive recognizes that the Company is in the business of employing individuals to provide specialized and technical services to the Company's Clients. The purpose of these Covenant Not-to-Compete and No Solicitation provisions are to protect the relationship which exists between the Company and its Client while Executive is employed and after Executive leaves the employ of the Company. The consideration for these Covenant Not-to-Compete and No Solicitation provisions is the Executive's employment with the Company.

                  (a)      Executive acknowledges the following:

                           (1) The Company expended considerable resources in
                               obtaining contracts with its Clients;

                           (2) The Company expended considerable resources to
                               recruit and hire employees who could perform services for its Clients;

                           (3) Through his/her employ with the Company,
                               Executive will develop a substantial
                               relationship with the Company's existing or potential Clients, including, but not limited to, being the sole or primary contact between the Client and the Company;

                           (4) Executive will be exposed to valuable
                               confidential business information about the
                               Company, its Clients, and the Company's
                               relationship with its Client;

                           (5) By providing services on behalf of the Company,
                               Executive will develop and enhance the valuable business relationship between the Company and its Client;

                           (6) The relationship between the Company and its
                               Clients depends on the quality and quantity of the services Executive performs;

                           (7) Through employment with the Company, Executive
                               will increase his/her opportunity to work directly for the Clients or for a competitor of the Company; and

                           (8) The Company will suffer irreparable harm if
                               Executive breaches these Covenant Not-to-Compete and No Solicitation provisions of this Agreement.


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                  (b)       Executive agrees that:

                           (1) The relationship between the Company and its
                               Client (developed and enhanced when the
                               Executive performs services on behalf of the Company) is a legitimate business interest for the Company to protect;

                           (2) The Company's legitimate business interest is
                               protected by the existence and enforcement of these Covenant Not-to-Compete and No Solicitation provisions;

                           (3) The business relationship which is created or
                               exists between the Company and its Client, or the goodwill resulting from it, is a business asset of the Company and not the Executive; and

                           (4) Executive will not seek to take advantage of
                               opportunities which result from his/her
                               employment with the Company and that entering into the Agreement containing Covenant Not-to-Compete and No Solicitation provisions is reasonable to protect the Company's business relationship with its Clients.

                  (c) Restrictions on Executive. During the term of this Agreement and for a period of time set forth on Exhibit A after the termination of this Agreement, for whatever reason, whether such termination was by the Company or the Executive, voluntarily or involuntarily, and whether with or without cause, Executive agrees that he/she shall not, as a principal, employer, stockholder, partner, agent, consultant, independent contractor, employee, or in any other individual or representative capacity:

                           (1) Directly or indirectly engage in, continue in,
                               or carry on the business of the Company or any business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm, or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                           (2) Consult with, advise, or assist in any way,
                               whether or not for consideration, any
                               corporation, partnership, firm, or other business organization which is now, becomes, or may become a competitor of the Company in any aspect of the Company's business during the Executive's employment with the Company, including, but not limited to, advertising or otherwise endorsing the products of any such competitor or loaning money or rendering any other form of financial assistance to or engaging in any form of transaction whether or not on an arm's length basis with any such competitor;

                           (3) Provide or attempt to provide or solicit the
                               opportunity to provide or advise others of the opportunity to provide any services of the type Executive performed for the Company or the Company's Clients (regardless of whether and how such services are to be compensated, whether on a salaried, time and materials, contingent compensation, or other basis) to or for the benefit of any Client (i) to which Executive has provided services in any capacity on behalf of the Company, or (ii) to which Executive has been introduced to or about which the Executive has received information through the Company or through any Client from which Executive has performed services in any capacity on behalf of the Company;

                           (4) Retain or attempt to retain, directly or
                               indirectly, for itself or any other party, the services of any person, including any of the Company's employees, who were providing services to or on behalf of the Company while Executive was employed by the Company and to whom Executive has been introduced or about whom Executive has received information through Employer or through any Client for which Executive has performed services in any capacity on behalf of the Company;

                           (5) Engage in any practice, the purpose of which is
                               to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of or which adversely affects the business or the Company; provided, however, that the foregoing shall not preclude the Executive's ownership of not more than 2% of the equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended; or

                           (6) For purpose of these Covenant Not-to-Compete and
                               No Solicitation provisions, Client includes any subsidiaries, affiliates, customers, and clients of the Company's Clients. The Executive agrees that the geographic scope of this Covenant Not-to-Compete shall extend to the geographic area where the Company's Clients conduct business at any time during the Term of this Agreement. For purposes of this Agreement, "Clients" means any person or entity to which the Company provides or has provided within a period of one (1) year prior to the Executive's termination of employment labor, materials or services for the furtherance of such entity's or person's business or any person or entity that within such period of one (1) year the Company has pursued or communicated with for the purpose of obtaining business for the Company.



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                           (d) Enforcement. These Covenant Not-to-Compete and
                               No Solicitation provisions shall be construed and enforced under the laws of the State of Florida. In the event of any breach of this Covenant Not-to-Compete, the Executive recognizes that the remedies at law will be inadequate, and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 5. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Executive against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this Covenant Not-to-Compete, and the duration of this Covenant Not-to-Compete shall be extended in an amount which equals the time period during which the Executive is or has been in violation of this Covenant Not-to-Compete. In the event a court of competent jurisdiction determines that the provisions of this Covenant Not-to-Compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent necessary to render it enforceable.

                           (e) In an action to enforce or challenge these
                               Covenant Not-to-Compete and No Solicitation provisions, the prevailing party is entitled to recover its attorney's fees and costs.

                           (f) By signing this Agreement, the Executive
                               acknowledges that he/she understands the effects of these Covenant Not-to-Compete and No Solicitation provisions and agrees to abide by them.

        6.        TERMINATION

                  (a) Death. The Executive's employment hereunder shall terminate upon his death.

                  (b) Disability. If during the Term the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive, or, if due to such physical or mental disability the Executive becomes unable for a period of more than six (6) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Executive's employment hereunder upon not less than thirty (30) days' written notice.

                  (c) Cause. The Company may terminate the Executive's employment hereunder for Cause effective immediately upon notice. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder: (i) if the Executive engages in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to Company; (ii) if the Executive is convicted of a felony as evidenced by a binding and final judgment, order, or decree of a court of competent jurisdiction; (iii) for the Executive's neglect of his duties hereunder or the Executive's refusal to perform his duties or responsibilities hereunder as determined by the Company's Board of Directors in good faith; (iv) consistent failure to achieve goals established by the Board of Directors or their designate; (v) gross incompetence; (vi) for the Executive's violation of this Agreement, including, without limitation, Section 5 hereof;
                           (vii) chronic absenteeism; (viii) for use of illegal drugs; (ix) insobriety by the Executive while performing his or her duties hereunder; and (x) for any act of dishonesty or falsification of reports, records, or information submitted by the Executive to the Company.

                  (d) Non-Compete Payment and Liquidated Damages. In the event of a termination of the Executive's employment pursuant to Section 6 or by the Executive, all payments and Company benefits to the Executive hereunder, except the payments (if any) provided below, shall immediately cease and terminate. In the event of a termination by the Company of the Executive's employment with the Company for any reason other than pursuant to Section 6(c), the Company shall pay the Executive Liquidated Damages as defined in (e) below for early termination of his employment and the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect through the full stated Term of this Agreement; and additionally, from the end of the Term of this Agreement through the non-compete period stated on Exhibit "A", the Company shall pay the Executive Not-to-Compete pay in equal biweekly installments ("Non-Compete Payment Installments") in the amount set forth on Exhibit A ("Non-Compete Payment"). Such Non-Compete Payment, however, shall not be required to be paid by the Company if the Company elects, in its sole discretion, to release the Executive from the Covenant Not-to-Compete set forth in Section 5 hereof. Additionally, if the Company commences paying Executive Non-Compete Payment Installments and subsequently elects in the future, in its sole discretion, to release Executive from the Covenant Not-to-Compete and gives notice to Executive, then, at the effective date of such notice, Executive shall no longer be subject to the Covenant Not-to-Compete, and no further Non-Compete Payment Installments shall be due or payable to Executive. If the Company terminates the Executive's employment pursuant to Section 6(c) or the Executive terminates such employment, the Executive shall not be entitled to the Non-Compete Payment, and the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect. Notwithstanding anything to the contrary herein contained, the Executive shall receive all compensation and other benefits to which he was entitled under this Agreement or otherwise as an executive of the Company through the termination date.

                  (e) The Liquidated Damages amount, if due as provided above, shall be equal to the weekly amount stated on Exhibit A times the number of weeks remaining between the early termination date and the end of Term as stated on Exhibit A ("Liquidated Damages"). This amount shall be paid biweekly in equal installments over such period.


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         7.       NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, facsimile transmission, or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive, to the address set forth on the signature page.

                  If to the Company:   Sykes Enterprises, Incorporated
                                       100 North Tampa Street, Suite 3900
                                       Tampa, Florida  33602
                                       Attention: President

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

         8. ENFORCEMENT, GOVERNING LAW, AND ATTORNEY'S FEES. It is stipulated that a breach by Executive of the restrictive covenants set forth in Sections 4 and 5 of this Agreement will cause irreparable damage to Company or its Clients, and that in the event of any breach of those provisions, Company is entitled to injunctive relief restraining Executive from violating or continuing a violation of the restrictive covenants as well as other remedies it may have. Additionally, such covenants shall be enforceable against the Executive's successors or assigns or by successor assigns.

         The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of Florida. Any litigation to enforce this Agreement shall be brought in the state or federal courts of Hillsborough County, Florida, which is the principal place of business for Company and which is considered to be the place where this Agreement is made. Both parties hereby consent to such courts' exercise of personal jurisdiction over them.

         Except where required, to enforce the restrictive covenants regarding Not-to-Compete, No Solicitation, and Confidential Information, as provided in
 Sections 4 and 5 of this Agreement, Company and the Executive will each pay their own attorney's fees and costs in the event Company or the Executive must enforce any of the other rights granted to them, regardless of the outcome of any action seeking to enforce rights under this Agreement.

         9. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by the parties hereto; provided, however, that the terms of the performance bonus and fringe benefits set forth or Exhibit A may be amended by the Company in its discretion without the Executive's consent to the extent provided therein. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Executive's employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Agreement. Any prior agreement relating to the Executive's employment with the Company is hereby superseded and void, and is no longer in effect. This Agreement shall be binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Agreement has been negotiated and no party shall be considered as being responsible for such drafting for the purpose of applying any rule construing ambiguities against the drafter or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


SYKES ENTERPRISES, INCORPORATED           EXECUTIVE

By:
   ----------------------------------     -------------------------------------
                                          Scott J. Bendert

                                          Address:

   ----------------------------------     -------------------------------------

                                                               Scott J. Bendert
                                                                Group Executive
                                                          Senior Vice President
                                                     Performance Management and
                                                                 Administration

                       EXHIBIT A TO EMPLOYMENT AGREEMENT

         This Exhibit A is attached to and made a part of that certain Employment Agreement dated effective March 1, 2000, entered into by and between Sykes Enterprises, Incorporated (the "Company") and Scott J. Bendert (the "Executive," which supercedes and replaces that certain Employment Agreement dated April 5, 1999 entered into by and between the Company and the Executive.

TERM:                     Two (2) Years, commencing March 1, 2000.

BASE SALARY               $4,326.92  per week

PERFORMANCE BONUS:        0% to 50% of annual Base Salary (See Attachment I)

FRINGE BENEFITS:          Standard fringe benefits for executives

TERM OF COVENANT

NOT TO COMPETE:           12 months

NON-COMPETE PAYMENT:      $4,326.92 per week for 52 weeks

LIQUIDATED DAMAGES        $4,326.92 per week

THE COMPANY RESERVES THE RIGHT, AT ITS SOLE DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE BONUSES OR OTHER BENEFITS.

         IN WITNESS WHEREOF, the parties have executed this Exhibit A to the Employment Agreement as of the ___ day of _____________, 2000.

SYKES ENTERPRISES, INCORPORATED           EXECUTIVE


By:
   ----------------------------------     -------------------------------------